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                                                                      EXHIBIT 21

SUSIDIARIES OF RPC, INC.
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NAME                                                                 STATE OF INCORPORATION

Anchor Crane and Hoist Service Company, Inc.                         Georgia

Chaparral Boats, Inc.                                                Georgia

Coiled Tubing, Inc.                                                  Delaware

Cudd Pressure Control, Inc.                                          Delaware

International Training Services, Inc.                                Georgia

Patterson Services, Inc.                                             Delaware

Patterson Truck Line, Inc.                                           Louisiana

Patterson Tubular Services, Inc.                                     Texas

Pressure Control, Inc.                                               Delaware

RPC Data Link, Inc.                                                  Georgia

RPC Energy International, Inc.                                       U.S. Virgin Islands

RPC Investment Company                                               Delaware

RPC Waste Management Services, Inc.                                  Georgia

South Texas Swabbing, Inc.                                           Texas
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